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                                                                      Exhibit 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of American Woodmark Corporation of our report dated June 7, 2002, included in the 2002 Annual Report to Shareholders of American Woodmark Corporation.

Our audits also included the financial statement schedule of American Woodmark Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-12631) pertaining to the American Woodmark Corporation 1995 Non-Employee Directors Stock Option Plan, the Registration Statement (Form S-8 No. 333-12623) pertaining to the American Woodmark Corporation 1996 Stock Option Plan for Employees, the Registration Statement (Form S-8 No. 333-41900) pertaining to the American Woodmark Corporation 1999 Stock Option Plan for Employees and the Registration Statement (Form S-8 No. 333-68434) pertaining to the American Woodmark Corporation 2000 Non-Employee Directors Stock Option Plan of our report dated June 7, 2002, with respect to the consolidated financial statements of American Woodmark Corporation, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of American Woodmark Corporation, included in this Annual Report (Form 10-K) of American Woodmark Corporation, for the fiscal year ended April 30, 2002.

                                                   /s/ Ernst & Young LLP

Washington D.C.
July 15, 2002